Exhibit 16.1
MSPC
Certified Public Accountants and Advisors
An independent firm associated firm associated with
MOORE STEPHENS
INTERNATIONAL LIMITED

August 17, 2009

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

We have read Diamond Information Institute, Inc. statements included under Item 4.01 of its Form 8-K filed on August 17, 2009 and we agree with such statements concerning our firm.

MSPC
MSPC, Certified Public Accountants and Advisors,
A Professional Corporation